UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2010

YASHENG ECO-TRADE CORPORATION.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 ½ N Spaulding Ave., Los Angeles, CA 90046
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On October 19, 2009, George A. Sharp (“Sharp”) filed a Complaint in the San Diego Superior Court, Case No. 37-2009-00100574-CU-MC-CTL (the “Case”) against Yasheng Eco-Trade Corporation (the “Company”).  On December 29, 2009, Sharp filed a First Amended Complaint in the Case.  On January 15, 2010, the Court in the San Diego Superior Court granted the motion of the Company to transfer the Case to the Los Angeles Superior Court.  The Case was assigned Case Number BC434061 in the Los Angeles Superior Court on or about March 24, 2010.

On June 2, 2010, the Company entered into a settlement agreement and release of claims (the “Agreement”) with Sharp for the purpose of resolving the Case.  Under the terms of the Agreement, the parties agreed to settle the action pursuant to which the Company will pay Sharp $25,000 (the “Funds”) on or before June 3, 2010.  Upon receipt of the Funds, Sharp will provide an executed Request for Dismissal with prejudice.  Additionally, Sharp has agreed to cease and desist from contacting shareholders of the Company and communicating in any manner regarding the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Settlement Agreement and Release of Claims by and between Yasheng Eco-Trade Corporation and George A. Sharp, dated June 2, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name:	Yossi Attia
Title:	Chief Operating Officer

Date:  June 3, 2010
Beverly Hills, California